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                     CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders


CMGI, Inc.:


We consent to incorporation by reference in the registration statements No. 333-71863, No. 333-90587 and No. 333-93005 on Form S-3 and No. 33-86742, No.
333-06745, No. 333-91117, No. 333-93189, No. 333-94479, No. 333-94645, No.
333-95977, No. 333-33864, No. 333-52636 and No. 333-57322 on Form S-8 of CMGI,
Inc. of our report dated September 25, 2001, except as to Note 22, which is as of October 29, 2001, and except for the restatement referred to in Note 1a, as to which the date is December 11, 2001, relating to the consolidated balance sheets of CMGI, Inc. and subsidiaries as of July 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three year period ended July 31, 2001, and of our report dated September 25, 2001 relating to the consolidated financial statement schedule, which reports appear in or are incorporated by reference in the July 31, 2001 annual report on Form10-K/A of CMGI, Inc.


                                          /s/ KPMG LLP


Boston, Massachusetts


December 11, 2001


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